Exhibit 10.6

SUBLEASE
This Sublease (“Sublease”), dated as of the ___ day of _________, 20__, is made by and between Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“Sublessor”), and Tesoro Logistics Operations LLC, a Delaware limited liability company (“Sublessee”) with reference to the following:

A.    Sublessor is the current tenant under that certain General Lease – Industrial Use, dated January 1, 2015 (the “Master Lease”), between Sublessor and the State of California, acting by and through the California State Lands Commission (“Master Landlord”), covering the property in Contra Costa County, California described in Exhibit A to the Master Lease (the “Premises”).

B.    Sublessor is the owner of certain leasehold improvements located on the Premises and used in connection with the operation of the Premises, including, without limitation, the items identified on Exhibit B attached hereto (the “Current Leasehold Improvements”).

C.    Sublessee desires to sublease the Premises from Sublessor, and Sublessor desires to sublease the Premises to Sublessee on the terms set forth in this Sublease.

D.    Concurrently herewith, Sublessor and Sublessee have entered into that certain Avon Marine Terminal Use and Throughput Agreement (the “Avon MTUTA”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Sublessor and Sublessee agree as follows:
1.    Sublease of Premises. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the Premises from Sublessor.
2.    Term. The term of this Sublease (the “Term”) shall commence on the date hereof (“Commencement Date”) and shall expire concurrently with the expiration of the Master Lease.
3.    Incorporation of Terms of Master Lease. Sublessee hereby acknowledges that it has read and is familiar with the provisions of the Master Lease and agrees that this Sublease is and shall remain in all respects subordinate to and subject to the Master Lease and any amendments, modifications or supplements to the Master Lease hereafter made. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated herein by reference and are made a part hereof, and shall, as between Sublessor and Sublessee (as if Sublessor were the lessor under the Master Lease and Sublessee were the lessee under the Master Lease) constitute the terms of this Sublease. Sublessee hereby agrees to perform and comply with, for the benefit of Sublessor and Master Landlord, the obligations of the lessee under the Master Lease with respect to the Premises during the Term of this Sublease. Without limiting the foregoing:

(a)    Sublessee shall make payment of all rent due under the Master Lease as and when required to be paid pursuant to the Master Lease. Such payment shall be made by Sublessee directly to Master Landlord, with concurrent notice thereof to Sublessor.
(b)    Sublessee shall be responsible for paying required costs of maintenance and improvements as required under the Master Lease. Any capital expenditure required by the Master Lease shall be made by Sublessee.
(c)    Sublessee shall be responsible for maintaining all of the insurance required of the tenant under the Master Lease, endorsed to name Master Landlord and Sublessor as additional insureds. In addition, Sublessee shall obtain and keep in force a policy of excess liability coverage with a liability limit of $500,000,000, including coverage for pollution events, and all such insurance shall be endorsed to name Sublessor as an additional insured. Up to $100,000,000 of such insurance shall also be endorsed to name Master Landlord as an additional insured.
(d)    Sublessee will operate the Premises in accordance with all legal and regulatory requirements.
(e)     Sublessee shall be responsible for complying with the obligations of the tenant under the Master Lease with respect to hazardous materials, subject to any reimbursement or other indemnification obligations of Sublessor to Sublessee under any other agreements between Sublessor and Sublessee.
4.    Default. “Default” under this Sublease shall occur if either party shall fail to perform any of its material obligations hereunder (except when such failure shall be excused under other provisions hereof). Upon such default, the non-defaulting party shall have the option to terminate this Sublease as follows: (i) the non-defaulting party shall give written notice to the defaulting party stating specifically the default or breach relied upon by the non-defaulting party as justifying termination hereof. If said default or breach is not remedied within thirty (30) days after receipt of notice, if therein remediable, or if the defaulting party fails to commence promptly and attempt diligently to remedy the same where said default or breach is not remediable within thirty (30) days after receipt of said written notice, the non-defaulting party shall have the right to terminate this Sublease. If within such thirty (30) day period the defaulting party does remedy the default or breach, or commences promptly and attempts diligently to remedy or remove the same where not remediable within such thirty (30) day period, and fully indemnifies the non-defaulting party from any and all loss and liability resulting directly from such default or breach, the notice shall be withdrawn and this Sublease shall continue in full force and effect.

5.    Leasehold Improvements.
(a)    Effective upon the Commencement Date, Sublessor shall convey to Sublessee ownership of all of the Current Leasehold Improvements located on the Premises and owned by Sublessor as of the Commencement Date. Such conveyance shall be “as is” without representations or warranties of any kind whatsoever, express, implied or statutory, except as otherwise set forth in that certain Contribution, Conveyance and Assumption Agreement, dated November 21, 2016, between Sublessor, Sublessee and other parties. Concurrently with the execution of this Sublease, Sublessor shall execute and deliver to Sublessee a bill of sale to the Current Leasehold Improvements in the form attached hereto as Exhibit B (the “Bill of Sale”). In the event of a termination of this Sublease by reason of a default on the part of Sublessee, the Current Leasehold Improvements, together with any other leasehold improvements made subsequent to the Commencement Date (“Future Leasehold Improvements”; the Current Leasehold Improvements and the Future Leasehold Improvements being sometimes collectively referred to herein as the “Leasehold Improvements”), shall automatically become the property of Sublessor. In the event of an early termination of this Sublease not due to the fault of Sublessee, all such Leasehold Improvements shall be conveyed by Sublessee to Sublessor and Sublessor shall pay to Sublessee the fair market value of the Leasehold Improvements valued as of the date of termination and with fair market value calculated as provided below. In order to effect such conveyance (or, at Sublessor’s option in the event of a termination for Sublessee’s default, to confirm the ownership of such improvements), Sublessee shall take such actions and execute such documents as Sublessor may reasonably require, including, without limitation, execution of a bill of sale for such improvements. If Sublessee fails or refuses to execute such documents or take such actions, Sublessee hereby appoints Sublessor as its attorney-in-fact with authority to execute such documents and take such actions, which appointment is coupled with an interest and is irrevocable.
(b)    Fair Market Value: The fair market value of the Leasehold Improvements shall be reasonably determined by Sublessor with such determination based on information regarding, without limitation, the nature of the particular Leasehold Improvement, its age and functionality, and the current sale price of similar improvements in the same industry, all as valued for their highest and best use at the time of termination of the Sublease. Sublessor shall provide Sublessee with written notice of the determination of the fair market value of the Leasehold Improvements within thirty (30) days after the termination of this Sublease. If Sublessee disagrees with Sublessor’s determination of the fair market value, and the parties cannot mutually agree upon the fair market value within twenty (20) days after the expiration of the thirty (30) day notice period, then the fair market value shall be determined by appraisal in the manner set forth below:
(i)    The fair market value of the Leasehold Improvements shall be appraised by an appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector chosen by Sublessor (“First Appraisal”) and the appraisal report forwarded to Sublessee.  If the First Appraisal is deemed unacceptable by Sublessee, then Sublessee shall so advise Sublessor in writing within ten (10) working days after receipt of the First Appraisal and Sublessee shall have the right to engage an appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector to appraise the Leasehold Improvements (“Second Appraisal”) and the appraisal report forwarded to Sublessor.  In the event Sublessor shall deem the Second Appraisal to be unacceptable, then Sublessor shall advise Sublessee within ten (10) working days after receipt of the Second Appraisal, and the first appraiser and second appraiser shall together choose a third appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector who shall appraise the Leasehold Improvements (“Third Appraisal”) and forward the appraisal report to Sublessor and Sublessee.  The cost of the First Appraisal shall be borne by Sublessor, and the cost of the Second Appraisal shall be borne by Sublessee. The cost of the Third Appraisal shall be shared equally between Sublessor and Sublessee. The fair market value for the Leasehold Improvements shall be the average of the two (2) closest appraisals. Each of the appraisers shall appraise the Leasehold Improvements for their highest and best use.
6.    Rent Negotiations. Sublessee shall conduct the rent negotiations required by Section 5 of the Master Lease. Sublessor shall have the right to approve the negotiated rent, which approval shall not be unreasonably withheld. When the compensation has been adjusted, Sublessee shall pay the same.
7.    Removal and Restoration Obligations. To the extent the Master Lease requires removal of leasehold improvements and restoration of the Premises at the end of the Master Lease term, Sublessee shall be responsible for such removal and restoration. Further, in the event this Sublease is terminated by reason of Sublessee’s default hereunder within the thirty-six month (36) period prior to expiration of the Master Lease term, Sublessee shall be responsible, in addition to all other damages arising from such default, for the cost incurred by Sublessor in effecting the removal and restoration required under the Master Lease.
8.    Cross-Defaults. A default under this Sublease shall constitute a default under the Avon MTUTA, and a default under the Avon MTUTA shall constitute a default under this Sublease. Without limitation on the generality of the foregoing, if the Avon MTUTA is terminated by reason of a default by Sublessee, Sublessor shall have the right to terminate this Sublease by written notice to Sublessee.
9.    Early Right of Termination. If at any time following the termination or expiration of the MTUTA, Sublessee desires to cease the conduct of operations from the Premises, Sublessee shall have the right to deliver to Sublessor a notice of such intent at least ninety (90) days prior to the intended date on which operations will cease, and Sublessor shall have the right, but not the obligation, to terminate this Sublease by delivering written notice to Sublessee. If Sublessor has not made such election prior to the date of such cessation of operations, Sublessor shall continue to have the right to terminate this Sublease at any time after Sublessee ceases operations and before Sublessee recommences operations from the Premises, to terminate this Sublease by delivering written notice to Sublessee. Unless and until Sublessee has given the foregoing notice to Sublessor of its intent to cease operations from the Premises, Sublessee shall continuously operate from the Premises to an extent reasonably consistent with prior operations from the Premises by Sublessor, and a failure of Sublessee to so operate, unless such failure is a result of casualty or other force majeure event, shall constitute a default on the part of Sublessee.
10.    Amendments to Master Lease. Sublessee shall have the right to seek amendments to the terms of the Master Lease, which amendments shall be subject to Sublessor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any such amendment, Sublessee shall be responsible for complying with the amended terms of the Master Lease, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any loss, cost or liability arising as a result of such amendment. Notwithstanding the foregoing, Sublessor shall have no obligation to consent to an amendment of the Master Lease (i) that extends the term of the Master Lease unless Sublessor is released from all further liability under the Master Lease as of the date on which the Master Lease would otherwise have expired, or (ii) that increases the rent or other obligations of the tenant under the Master Lease unless Sublessor is relieved of liability for the increased rent or other obligations.
11.    Master Lease Renewal. In the event Sublessor consummates a new master lease of the Premises following the expiration of the Master Lease, Sublessor shall negotiate in good faith with Sublessee for a new sublease based on the terms of the new master lease.
12.    Counterparts. This Sublease may be signed by the parties in different counterparts and the signature pages combined to create one document binding on all parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

Sublessor: Tesoro Refining & Marketing Company LLC, a Delaware limited liability company By: Gregory J. Goff Chairman of the Board of Managers and President	Sublessee: Tesoro Logistics Operations LLC, a Delaware limited liability company By: Phillip M. Anderson President

Signature Page to Sublease

Exhibit A
Current Leasehold Improvements
All machinery and equipment, mobile or otherwise, systems and other tangible personal property owned and used by Sublessor primarily in connection with leasing or operation of the Premises, including (a) all production units, processing units and distillation systems, (b) all heating, lighting, and power systems, fire prevention and fire extinguishing systems, control systems, emergency warning and emergency preparedness systems and related assets, (c) all storage and other tanks, meters, pumps, engines, compressors, pipes, fittings, valves, connections, regulators, loading and unloading lines and racks, (d) all computers, servers, printers, computer hardware, wired or mobile telephones, on-site process control and automation systems, telecommunications assets, and other information-technology-related equipment that is used exclusively in connection with the Premises and that is owned by Sublessor or leased by Sublessor, (e) all tools, (f) all furniture and furnishings, (g) all vehicles and (h) all other tangible personal property, in each case presently owned by Sublessor, located in or on the Premises.

Exhibit B
Bill of Sale

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), does hereby transfer and assign to Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), all of its right, title and interest, if any, in and to the leasehold improvements located on the Premises (as that term is defined in that certain Sublease dated ________ __, 20__, between TRMC, as sublessor, and TLO, as sublessee), including without limitation the items listed in Schedule 1 attached hereto, such transfer and assignment being on an “as is” basis, without any representations or warranties, express, implied or statutory, of any kind whatsoever, except as set forth in that certain Contribution, Conveyance and Assumption Agreement, dated November 21, 2016, between TRMC, TLO and other parties.

Dated: ________ __, 20__            Tesoro Refining & Marketing Company LLC,
                        a Delaware limited liability company

                        By:
                        Name:
                        Title:

SCHEDULE 1 TO BILL OF SALE

List of Current Leasehold Improvements to be Transferred from Sublessor to Sublessee

All machinery and equipment, mobile or otherwise, systems and other tangible personal property owned and used by Sublessor primarily in connection with leasing or operation of the Premises, including (a) all production units, processing units and distillation systems, (b) all heating, lighting, and power systems, fire prevention and fire extinguishing systems, control systems, emergency warning and emergency preparedness systems and related assets, (c) all storage and other tanks, meters, pumps, engines, compressors, pipes, fittings, valves, connections, regulators, loading and unloading lines and racks, (d) all computers, servers, printers, computer hardware, wired or mobile telephones, on-site process control and automation systems, telecommunications assets, and other information-technology-related equipment that is used exclusively in connection with the Premises and that is owned by Sublessor or leased by Sublessor, (e) all tools, (f) all furniture and furnishings, (g) all vehicles and (h) all other tangible personal property, in each case presently owned by Sublessor, located in or on the Premises.

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